EXHIBIT 3(II)

                           AMENDED AND RESTATED
                                 BY-LAWS
                                    OF
                          PREMIER BANCORP, INC.

                                ARTICLE I.
                                 OFFICES

    1. Principal Office. The principal place of business of the Corporation shall be located at 379 North Main Street, Doylestown, Pennsylvania 19801. Additional places of business may be established from time to time and thereafter changed or discontinued in a manner prescribed by law.

                               ARTICLE II.
                                   SEAL

    1. Corporate Seal. Corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Pennsylvania". The following is an impression of the Seal adopted by the Board of Directors of this Corporation.

    2. Authority to Affix Corporate Seal. The Chairman of the Board of Directors, the President, the Executive Vice President and the Secretary and each Assistant Secretary shall have authority to affix the Corporate Seal of this Corporation to any documents requiring such Seal and to attest the same.

                               ARTICLE III.
                          SHAREHOLDERS MEETINGS

    1. Meetings of Shareholders. Meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place or places within the Commonwealth of Pennsylvania as may from time to time be selected by the Board of Directors.

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    2. Annual Meeting of Shareholders.  The annual meeting of the shareholders shall be held on the second Thursday in the month of May of each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at any time as determined by the Board of Directors, when the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held during any calendar year, any shareholder may call such meeting at any time after the end of the calendar year in which the meeting was not held.

    3. Notice of Annual Meeting of Shareholders. Written notice of the annual meeting of shareholders shall be mailed, postage prepaid, to each shareholder entitled to vote thereat, at such address as appears on the books of the Corporation, at least fifteen (15) days prior to the meeting, unless a greater period of notice is required by statute in a particular case.

    4. Special Meeting of Shareholders. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the President, a majority of the Board of Directors, or by the holders of not less than one-fifth (1/5) of all the shares entitled to vote at the particular meeting. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the shareholders, to be held at such time as the Secretary may fix, not less than fifteen (15) or more than sixty (60) days after receipt of the request. The business transacted at all special meetings shall be confined to the objects stated in the call and notice and matters germane thereto.

    5. Notice of Special Meeting of Shareholders. Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, at least fifteen (15) days before such meeting, unless a greater period of notice is required by statute in a particular case.

    6. Voting Rights. The officer or agent having charge of the transfer books of the Corporation shall make at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during normal business hours at the principal place of business of the Corporation or such other place designated by the Board of Directors for that purpose. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

    7. Quorum of and Action by Shareholders. A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. Unless otherwise provided by the Articles of Incorporation of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter, and unless otherwise provided by statute or by the Articles of Incorporation, the acts at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast, shall be the acts of the shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, those present in person or represented by proxy shall, except as otherwise provided by statute, have power to adjourn the meeting, from time to time, to such time and place as they may determine without notice other than announcement at the meeting, until the requisite number of shares shall be present. In the case of the second adjournment of any meeting called for the election of directors, as provided by statute, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

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    8. Voting Rights of Shareholders.  Every shareholder of record entitled to vote shall have the right at every shareholders' meeting to one (1) vote for each standing in his name on the books of the Corporation. Except as otherwise provided in the Articles of Incorporation, a shareholder may vote in person or may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. A proxy shall not be revoked by the date or incompetence of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or an adjudication of such incompetence is received by the Secretary of the Corporation. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such a proxy shall be valid so long as the debt owed by him to the creditor remains unpaid.

    9. Election of Directors; Cumulative Voting. Elections for directors need not be by ballot, except upon demand made by a shareholder at the election and before the voting begins. Except as otherwise provided in the Article of Incorporation of the Corporation, in each election of directors cumulative voting shall be allowed. No share shall be voted at any meeting upon which any installment is due and unpaid.

    10. Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholder, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting; in which event the number of judges shall be one (1) or three (3) and the holders of a majority of shares present and entitled to vote shall determine whether one (1) or there (3) judges are to be appointed. On request of the Chairman of the meeting, or of any shareholder or his proxy, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge. If any judge of election shall not be present at a meeting, the vacancy shall be filled by another person appointed by the Chairman of the meeting.

    11. Informal Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote on such action at a meeting and shall be filed with the Secretary of the Corporation.

                               ARTICLE IV.
                                DIRECTORS

    1. Number and Qualification. The business of this Corporation shall be managed by its Board of Directors, who shall be citizens of the United States and at least two thirds (2/3) of whom shall be residents of this Commonwealth. Every director shall be a shareholder of the Corporation. The number of the Directors shall be not less than five (5) nor more than twenty-five (25).

    2. Nomination. Nomination for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of stock of the Corporation entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of

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meeting was mailed.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in, the discretion of the chairperson of the meeting, be disregarded, and upon the chairperson's instructions, the inspectors of election may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of stock of the Corporation casting votes for that person shall be counted if at least one nomination for that person complies herewith.

    3. Election.  The Board of Directors shall be determined as follows:

      (a) At the annual meeting of shareholders by a majority of the votes cast by the shareholders entitled to vote in person or by proxy, or by a similar vote at any special meeting called for that purpose, upon due notice having been given according to law;

      (b) The Board of Directors may, by the vote of a majority of the full Board of Directors, between annual meetings of the shareholders, increase the membership of the Board of Directors by no more than two (2) members in any one year, provided, that such increase will not result in more than twenty-five (25) members; and by like vote appoint qualified persons to fill the vacancies created thereby.

    4. Term of Office. The Directors shall be divided into three classes to be known as Class 1, Class 2, and Class 3. Each of the Classes shall consist of one third of the Directors as nearly as possible. At the first annual meeting of shareholders of the Corporation, Directors in Class 1 shall be elected to hold office for a one year term; Directors in Class 2 shall be elected to hold office for a two year term; and Directors in Class 3 shall be elected to hold office for a three year term. After the expiration of the terms to which the Directors are elected at the first annual meeting of shareholders, Directors in each Class shall thereafter by elected every three (3) years for a three (3) year terms. Each Director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification.

    5. Powers of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation of the Corporation or by these By-Laws directed or required to be exercise or done by the shareholders.

    6. Organization Meeting. A meeting for the purpose of organizing the new Board of Directors and electing and appointing officers of the Corporation for the succeeding year shall be held on the first regularly schedule meeting date of the Board of Directors following the annual meeting of shareholders. Each newly elected Chairman or Secretary of the meeting at which such directors are elected, and notice shall not be necessary to the newly elected directors in order to legally constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

    7. Place of Meetings. The meetings of the Board of Directors may be held at such place within this Commonwealth as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

    8. Regular Meeting. Regular meetings of the Board of Directors shall be held quarterly on ten (10) days notice, at the principal place of business of the Corporation, or at such other time and place as shall be determined by the Board of Directors.

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    9. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the President upon one (1) day's notice to each director, either personally or by mail or telegram; special meetings shall be called by the Chairman of the Board of Directors, President or Secretary in like manner and on like notice upon the written request in writing of a majority of the directors then in office.

    10. Quorum. A majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business, and the acts of majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as a greater number is required by statute or by the Articles of Incorporation of the Corporation or these By-Laws.

    11. Consent in Lieu of Meeting. Any action may be taken at a meeting of the directors or of the members of a committee may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee and shall be filed with the Secretary of the Corporation. In addition, directors and committee members may participate in meetings by means of conference telephone or similar communications equipment, as provided in Article XI, Section 4 hereof.

    12. Compensation. Directors shall not receive any stated salary for their services as such, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors, by any director who is not an employee of the Corporation, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    13. Minutes. The Board of Directors and each committee hereinafter provided for shall keep minutes of its meetings. Minutes of the committee shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

    14. Limitation of Liability. A director of the institution shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

              (1) the director has breached or failed to perform the duties of his or her office under Section 8363 of the Directors' Liability Act (relating to standard of care and justifiable reliance); and

              (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided however that the provisions of this Section shall not apply to: (1) the responsibility or liability of a director pursuant to any criminal statute; or (2) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

    15. Fiduciary Responsibility. A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

    (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

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    (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

    (c) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

    A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

    16. Interests of the Corporation. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 14.

    Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

    A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

    (a) the director has breached or failed to perform the duties of his office under this Article IV; and

    (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

    The provisions of this paragraph shall not apply to:

    (a) the responsibility or liability of a director pursuant to any criminal statute; or

    (b) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

    17. Dissent of Director. A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary of the Corporation before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 17 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.


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                                ARTICLE V.
                                COMMITTEES

    1. Executive Committee. There shall be a standing committee of this Corporation appointed by the Board of Directors to be known as the Executive Committee, consisting of the Chairman of the Board of Directors, and three (3) or more directors, each to serve a term of one (1) year and until his successor is chosen and qualified. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee shall have power to discount and purchase bills, notes and other evidences of indebtedness, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts held by the Corporation, and when the Board of Directors is not in session, to direct and transact all other business of the Corporation which properly might come before the Board of Directors, except such as the Board of Directors only, by statute, is authorized to perform. The Executive Committee shall report its actions in writing at each regular meeting of the Board of Directors, which shall approve or disapprove the report and record such action in the minutes of the meeting.

    2. Audit Committee. There shall be a standing committee of this Corporation appointed annually by the Board of Directors, to be known as the Audit Committee. The Audit Committee shall consist of three (3) members of the Board of Directors, none of whom shall be active officers of the Corporation, and each member of this Committee shall serve for a term of one (1) year and until his successor is chosen and qualified. A majority of the members of this Committee shall constitute a quorum for the transaction of business. The duties of this Committee shall be to cause to be made by CPA's selected for such purpose, at least once in each year, a complete audit of the books and affairs of the Corporation. The result of such audit shall be reported, in writing, to the Board of Directors at its regular meetings. The Audit Committee, upon its own recommendation and with the approval of the Board of Directors will employ a qualified firm of certified public accountants to make the annual audit of the Corporation.

    3. Special Committees and Alternates. The Chairman of the Board of Directors or President shall have the authority to appoint all special committees and designate alternate members of all committees to serve temporarily for members unable to attend any meetings of a standing committee.

                               ARTICLE VI.
                          OFFICERS AND EMPLOYEES

    1. Election of Officers. The executive officers of the Corporation shall be elected by the directors and shall consist of a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Senior Vice President, Vice President, Secretary and Treasurer. The Board of Directors may also choose such other officers and agents as it shall deem necessary, including a Corporation officer and Auditor, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. Any number of offices may be held by the same person, except that the Chairman of the Board of Directors and the President may not also serve as Secretary or Treasurer. It shall not be necessary for the officers to be directors except that the Chairman and the President shall be members of the Board of Directors.

    2. Salaries of Officers and Employees. The salaries of all officers and employees of the Corporation shall be fixed by the Board of Directors.

    3. Term of Office. The officers of the Corporation shall hold office for one year and until their successors are elected and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

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    4. Chairman of the Board of Directors.  The Chairman of the Board of
Directors shall preside at all meetings of the Board of Directors and of the shareholders and shall be an ex-officio member of all committees of the Board of Directors. He also shall perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

    5. Vice Chairman of the Board of Directors. At the discretion of the Chairman certain of his duties may be assigned to the Vice Chairman.

    6. President.

       A. The President shall be the chief executive and the chief operating officer of the Corporation and shall have supervision of the operations of the Corporation. In the absence of the Chairman of the Board of Directors, the President shall reside at all meetings of the Board of Directors and of the shareholders. He shall have general and active management of the business of the Corporation, and shall have the special responsibility to carry into effect all orders and resolutions of the Board; subject, however, to the right of the Board to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. He shall execute bonds, mortgages, and other contracts requiring a seal, under the Seal of the Corporation. He shall be ex-officio a member of all committees, except the Audit Committee, and shall have the general powers and duties of supervision and management usually vested in the office of the chief executive officer and the chief operating officer of a corporation.

       B. The President acting individually or in concert with the Executive Committee shall have the authority within the Corporation's stated loan policy, to approve loans and advances to borrowers equal to an amount to be established by the Board of Directors.

    7. Senior Vice President. The Senior Vice President shall, in the absence or upon the incapacity of the President and the Vice Chairman of the Board of Directors, perform the duties and exercise the powers of the President, and shall have such other responsibilities, powers and duties as are delegated to him by the Chairman of the Board of Directors.

    8. Vice President. The Vice President shall, in the absence or upon the incapacity of the President and the Senior Vice President, perform the duties and exercise the powers of the President, and shall have such other powers and duties as are delegated to him by the Chairman of the Board of Directors.

    9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and act as clear thereto, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board of Directors, or President, under whose supervision he shall be. He shall keep in safe custody the corporate records, papers, and the Corporate Seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it.

    10. Treasurer. The Treasurer shall have custody of the corporate assets, including all money, funds, securities, fidelity and indemnity bonds and other valuables belonging to the Corporation. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep moneys of the Corporation in separate accounts to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the

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Corporation.  He shall also perform such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board of Directors, or the President.

    11. Auditor. The Auditor shall have charge of auditing the books, records and accounts of the Corporation and shall make recommendations and advice as to the internal audit control of the Corporation. He shall report directly to the Board of Directors and to the Audit Committee.

    12. Assistant Officers. Each Assistant Officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of one (1) officer. He shall perform such additional duties as the Board of Directors, the Chairman of the Board of Directors, the President, or the officer to whom he is assistant, may from time to time assign to him.

    13. Powers. The officers are fully empowered (subject to the direction of the Board of Directors):

    (a) To sell, assign and transfer any and all shares of stock, bonds or other personal property standing in the name of the Corporation or held by the Corporation either in its own name or as agent;

    (b) To assign and transfer any and all registered bonds and to execute requests for payment or reissue of any such bonds that may be issued or hereafter and held by the Corporation in its own right or as agent;

    (c) To sell at public or private sale, lease, mortgage or otherwise dispose of any real estate or interest therein held or acquired by the Corporation in its own right or as agent, except the real estate and buildings occupied by the Corporation in the transaction of its business, and to execute and deliver any instrument necessary to completion of the transaction;

    (d) To receive and receipt for any sums of money or property due or owing to this Corporation in its own right or as agent and to execute any instrument of satisfaction therefor any lien or record; and

    (e) To execute and deliver any deeds, contracts, agreements, leases, conveyances, bills of sale, petitions, writings, instruments, releases, acquittances and obligations necessary in the exercise of the corporate powers of the Corporation.

    The President (or any Vice President), acting in conjunction with the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer, is
(are) authorized to perform such corporate and official acts as are necessary to carry on the business of the Corporation, subject to the direction of the Board of Directors and the Executive Committee.

                               ARTICLE VII.
                                VACANCIES

    1. Officer or Employee.  If the office of any officer or employee, one
(1) or more, becomes vacant for any reason, the Board of Directors may elect a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

    2. Board of Directors. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors through less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who shall make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

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                              ARTICLE VIII.
               CORPORATE MINUTES AND SHAREHOLDERS' RECORDS

    1. Records. There shall be kept at the principal place of business of the Corporation or at such other office as shall be convenient for the Corporation, an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or modifications thereto to date, certified by the Secretary of the Corporation. An original or duplicate share register shall also be kept at the principal place of business or at such other office as shall be convenient for the Corporation, or at the offices of the transfer agents or registrars of the Corporation, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and class of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

    2. Shareholder Right to Examine. Every shareholder shall have a right to examine, in person or by agent or attorney, at a reasonable time or times, for any reasonable purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

    3. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January in each year and end on the 31st day of December of each year.

                               ARTICLE IX.
                                  STOCK

    1. Issuance of Certificates. The certificates of shares of the Corporation shall be numbered and registered in the share register as they are issued. They shall contain a statement that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the registered holder's name, the certificate number and the number and class of shares represented thereby and the par value of each share. Every share certificate shall be signed by the Chairman of the Board of Directors, President or Vice President and the Secretary or Treasurer, and shall be sealed with the Corporate Seal which may be a facsimile, engraved or printed; but where such certificate is signed by an independent transfer agent or by an independent registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer has not ceased to be such at the date of its issue.

    2. Transfer of Certificates. Except as otherwise provided in the Articles of Incorporation, upon surrender to the Corporation or its transfer agents of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation. No transfer shall be made inconsistent with the Articles of Incorporation or the provisions of the Banking Code of 1965, approved November 30, 1965 (Act No. 356), and its amendments and supplements, or the Uniform Commercial Code, approved April 6, 1953 (Act No. 1), and its amendments and supplements.

    3. Right to Certificate. Subject to the Articles of Incorporation, every shareholder of record shall be entitled to a share certificate representing the shares owned by him, but a certificate shall not be issued by the Corporation to a shareholder until the shares represented thereby have been fully paid for.

    4. Establishment of Record Dates. The Board of Directors may fix a time, not more than forty (40) days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the

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date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to be paid such dividend or distribution, or to receive allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed, as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

    5. Lost Certificate. Any person claiming a share certificate to be lost or destroyed shall make an affidavit of affirmation of that fact, shall give the Corporation a bond of indemnity with sufficient surety to protect the Corporation or any person injured by the issue of a new certificate for any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, and shall satisfy all other requirements of the Board of Directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

    6. Declaration of Dividend. Except as otherwise provided in the articles of Incorporation, the Board of Directors may from time to time declare, and the Corporation may pay, dividends upon the outstanding shares of the Corporation, subject to the restrictions of the Banking Code of 1965, as amended, and of the Articles of Incorporation. Dividends may be declared and paid only out of accumulated net earnings any may be paid in cash or property, including its own shares.


                                ARTICLE X.
           INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    1. Third Party Actions. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

    2. Derivative Actions. The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or

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

not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

    3. Mandatory Indemnification. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1 of this Article X (relating to third party actions) or Section 2 of this Article X (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    4. Procedure for Effecting Indemnification. Unless ordered by a court, any indemnification under Section 1 of this Article X (relating to third party actions) or Section 2 of this Article X (relating to derivative actions) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

    (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

    (b) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

    (c) by the shareholders.

    5. Advancing Expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article X may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X or otherwise.

    6. Supplementary Coverage.

    (a) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 6 or otherwise.

    (b) Indemnification pursuant to subsection (a) of this Section 6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

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

    (c) Indemnification pursuant to subsection (a) of this Section 6 under any By-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this
Section 6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

    7. Power to Purchase Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article X.

    8. Application to Surviving or New Corporations. For the purpose of this Article X, references to "the Corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

    9. Application to Employee Benefit Plans For purposes of this Article X:

    (a) References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a representative of the Corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

    (b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

    (c) Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

    10. Duration and Extent of Coverage. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the Corporation and shall inure to the benefit of the heirs and personal representative of that person.

                               ARTICLE XI.
                         MISCELLANEOUS PROVISIONS

    1. Enabling Resolutions. The Board of Directors shall at the first regular meeting of the Board of Directors after the annual meeting of shareholders, or from time to time thereafter as deemed appropriate by the Board of Directors, promulgate and establish by resolution the general enabling resolutions of the Corporation. These enabling

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

resolution shall define and determine the general operating authorities for the daily operation of each department of the Corporation.

    2. Notices. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with a telegraph officer for transmission to such person. Such notice shall specify the place, day and hour of the meeting.

    3. Waivers of Notice. Whenever any written notice is required by statute, or by the Articles of the Corporation, or by the By-Laws of this Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of the meeting need by specified in the waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

    4. Meeting by Telecommunications. One or more directors or shareholders may participate in a meeting of the Board of Directors, of a committee of the Board of Directors or of the shareholders, by means of conference telephone or similar communications equipment.

    5. Conveyances of Real Estate. All transfers and conveyances of real estate, title to which is vested in this Corporation, shall be by written instrument under the Seal of this Corporation, made pursuant to the order of the Board of Directors (which may be by way of a general enabling resolution) and signed by the Chairman of the Board of Directors, President, Senior Vice President, Executive Vice President, Vice President and Secretary or Treasurer or such other officer as shall be designated by the Board of Directors.

    6. Surety Bonds. All officers and employees of the Corporation and, in addition, any director who is authorized to receive payments of moneys or to handle negotiable securities on behalf of the Corporation, shall, before entering upon the performance of their duties, be converted under the bond of the Corporation, or if such coverage is unavailable to any such officer, employee or director, such person shall furnish bond in such amounts and such surety as is approved by the Board of Directors.

    7. Hours. The Corporation shall be open for business daily during such hours as fixed by the Board of Directors except Sundays and days or parts of days designated by the laws of the federal or state government as holidays. the Board of Directors may for any period adopt the so-called "daylight saving time."

    8. Annual Statement. The Chairman of the Board of Directors or President and Board of Directors shall present at each annual meeting of shareholders, a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                               ARTICLE XII.
                               EMERGENCIES

    In the event of any emergency declared by governmental authorities, the result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of this Corporation by its directors and officers as contemplated by these By-Laws, and three (3) available Directors shall constitute the Emergency Committee of the Board of Directors to exercise the full authority of the Board of Directors until such time as a duly elected Board of Directors can again assume full responsibility and control of the Corporation.

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                              ARTICLE XIII.
                          AMENDMENTS TO BY-LAWS

    Except as otherwise provided in the Articles of Incorporation, these By-Laws may be amended upon the vote of the majority of the Board of Directors at any meeting of the Board of Directors, subject to the power of the shareholders, provided ten (10) days notice to the proposed amendment has been given to each ember of the Board of Directors. No amendment may be made unless the By-Law, as amended, is consistent with their requirements of the laws of the Commonwealth of Pennsylvania and of the Articles of Incorporation of the Corporation. A certified copy of all amendments to these By-Laws shall be forwarded to the Secretary of Banking of the Commonwealth of Pennsylvania immediately after adoption.

                               ARTICLE XIV.
                        ARTICLES OF INCORPORATION

    In the event of any inconsistency between the provisions hereof and the Articles of Incorporation of the Corporation, the Articles of Incorporation shall control in every such instance. All references in these By-Laws to shareholder voting rights shall only include those shareholders holding shares entitled to vote as provided in the Articles of Incorporation.

Dated:  July 13, 2000


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